CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Forum Funds and to the use of our report dated August 22, 2011 on the financial statements and financial highlights of Auxier Focus Fund, a series of shares of beneficial interest in the Forum Funds. Such financial statements and financial highlights appear in the 2011 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

April 05, 2012